                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


--------------------------------------------------------------------------------




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 30, 2002
                                                         ----------------

                          Del Global Technologies Corp.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

         New York                       0-3319                   13-1784308
         --------                       ------                   ----------
(State or other jurisdiction        (Commission File           (IRS Employer
      of incorporation)                  Number)            Identification No.)

     One Commerce Park, Valhalla, NY                                10595
     -------------------------------                                -----
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (914) 686-3600
                                                           --------------

                -------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

         On October 30, 2002, the Registrant was informed that two of its outside directors, David Michael, Chairman of the Registrant's Audit Committee, and Roger Winston, Chairman of the Registrant's Board of Directors, received "Wells notices" from the Staff ("Staff") of the Securities and Exchange Commission (the "SEC" or "Commission") indicating that the Staff is considering whether or not to recommend the filing of a civil proceeding relating to the Registrant's previously reported accounting issues. Before the Staff decides whether to make such a recommendation, the directors have an opportunity to respond to such notice. The Registrant has been informed that the directors intend to respond to the Staff.

         Prior to October 30, 2002, the Registrant reached an agreement in principle with the staff of the SEC to settle the SEC's claims against the Registrant in connection with the violations relating to the Registrant's previously reported accounting irregularities. The proposed settlement will include a material financial penalty and an injunction against future violations of antifraud, periodic reporting, books and records and internal accounting control provisions of the federal securities laws. The proposed settlement is subject to, among other things, approval by the SEC and the court. The Registrant can give no assurance that this proposed settlement will be approved by either the SEC or the court.

         In addition, the Registrant has breached certain of its fourth quarter fiscal 2002 financial covenants contained in its Loan and Security Document dated June 10, 2002 with Transamerica Business Capital Corporation (the "Lender"). A copy of such credit facility has been filed as an exhibit to this Form 8-K. On November 1, 2002, the Registrant received a waiver of such defaults from the Lender and amended certain other provisions of the credit facility. In exchange for such waiver, the Registrant has agreed, among other things, to decrease the amount available for borrowing under the credit facility by approximately $1.5 million until the Registrant is in compliance with the covenants contained therein or the covenants are revised based upon future negotiations between the Registrant and the Lender. A copy of the Waiver and First Amendment of the credit facility is filed as an exhibit to this Form 8-K.

         The Registrant is filing as an exhibit to this Form 8-K, the Form 12b-25 filed today with respect to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 3, 2002.

         A copy of the Registrant's press release related to these events is filed as an exhibit to this Form 8-K.

Item 7.  Financial Statements and Exhibits

                  (a)      Financial Statements

                           Not Applicable.

                  (b)      Pro forma Financial Statements

                           Not Applicable.

                  (c)      Exhibits

                           99.01 Loan and Security Agreement among Del Global Technologies Corp., Bertan High Voltage Corp., RFI Corporation and Del Medical Imaging Corp., as Borrowers, and Transamerica Business Capital Corporation, as Lender, dated as of June 10, 2002.

                           99.02 Waiver and First Amendment to Loan and Security Agreement.

                           99.03    Press Release dated November 4, 2002.

                           99.04    Form 12b-25 Notification of Late Filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                DEL GLOBAL TECHNOLOGIES CORP.


Dated:  November 4, 2002        By:  /s/ Samuel E. Park
                                   --------------------
                                         Samuel E. Park
                                         President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------



         Exhibit No.                        Description
         -----------                        -----------

            99.01 Loan and Security Agreement among Del Global Technologies Corp., Bertan High Voltage Corp., RFI Corporation and Del Medical Imaging Corp., as Borrowers, and Transamerica Business Capital Corporation, as Lender, dated as of June 10, 2002 ("Loan and Security Agreement").

            99.02          Waiver and First Amendment to Loan and Security
                           Agreement.

            99.03          Press Release dated November 4, 2002.

            99.04          Form 12b-25 Notification of Late Filing.